                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-77751, 2-92579, 33-6009, 33-23876, 33-49132, 33-49134 (amended by 333-83909),
333-17567, 333-17563, 333-17561, 333-24677, 333-50923, 333-50925 on Form S-8, in
Registration Statement No. 333-71183 on Form S-4 and in Amendment No. 3 to Registration Statement No. 333-43299 on Form S-3 of Primark Corporation and subsidiaries of our report dated February 11, 2000, incorporated by reference in this Annual Report on Form 10-K of Primark Corporation and subsidiaries for the year ended December 31, 1999.


                                                     /s/ Deloitte & Touche LLP


Boston, Massachusetts
February 11, 2000